   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1997

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                           CHEVY CHASE BANK, F.S.B.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 United States               8401 CONNECTICUT AVENUE             52-0897004
(Jurisdiction of           CHEVY CHASE, MARYLAND 20815             (I.R.S.
Employer Organization)           (301) 986-7000              Identification No.)
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                            STEPHEN R. HALPIN, JR.
                           Executive Vice President
                           Chevy Chase Bank, F.S.B.
                            8401 Connecticut Avenue
                          Chevy Chase, Maryland 20815
                                (301) 986-7000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
    M. DAVID KROHN, ESQ.                        CHRIS DIANGELO, ESQ. and
    SHAW, PITTMAN, POTTS & TROWBRIDGE           GLENN ARDEN, ESQ.
    2300 N STREET, N.W.                         DEWEY BALLANTINE
    WASHINGTON, D.C.  20037                     1301 AVENUE OF THE AMERICAS
    (202) 663-8000                              NEW YORK, NEW YORK 10019
                                                (212) 259-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                        PROPOSED
                                                        MAXIMUM          PROPOSED
                                         AMOUNT         AGGREGATE        MAXIMUM                AMOUNT OF
                                         TO BE          PRICE            AGGREGATE              REGISTRATION
 TITLE OF SECURITIES BEING REGISTERED    REGISTERED     PER UNIT(1)      OFFERING PRICE(1)      FEE
-------------------------------------------------------------------------------------------------------------
 Auto Receivables Backed Securities      $1,000,000      100%            $1,000,000             $303.03
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

                          --------------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                                  TO FORM S-3

                                                                                        CAPTION OR LOCATION
     ITEM AND CAPTION IN FORM S-3                                                          IN PROSPECTUS
     ----------------------------                                                          -------------
 1.  Forepart of the Registration Statement
        and Outside Front Cover Page of
        Prospectus...........................................................   Forepart of Registration Statement;
                                                                                 Outside Front Cover Page**

 2.  Inside Front and Outside Back Cover Page of
        Prospectus...........................................................   Inside Front Cover Page**; Outside
                                                                                 Back Cover Page**

 3.  Summary Information, Risk Factors and Ratio
        of Earnings to Fixed Charges.........................................   Prospectus Summary**;
                                                                                 Risk Factors**;*

 4.  Use of Proceeds.........................................................   Use of Proceeds**

 5.  Determination of Offering Price.........................................      *

 6.  Dilution................................................................      *

 7.  Selling Security Holders................................................      *

 8.  Plan of Distribution....................................................   Methods of Distribution**

 9.  Description of Securities to be Registered..............................   Outside Front Cover Page**;
                                                                                 Prospectus Summary**;
                                                                                 Description of the Securities**;
                                                                                 Certain Tax Considerations**

10.  Interests of Named Experts and Counsel..................................      *

11.  Material Changes........................................................      *

12.  Incorporation of Certain Information by Reference.......................   Inside Front Cover Page**;
                                                                                 Incorporation of Certain
                                                                                 Documents by Reference

13.  Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities.......................   See page II-2, Item 17.A.

------------------------
*  Not applicable or answer is negative.
** To be completed from time to time
   by Prospectus Supplement.

Subject to Completion.  Dated February 12, 1997.
================================================

PROSPECTUS
--------------------------------------------------------------------------------
             Auto Receivables Backed Securities Issuable in Series

                            CHEVY CHASE BANK, F.S.B.


          This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be issued and sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by Chevy Chase Bank, F.S.B. (the "Bank") or by a trust to be formed or managed by the Bank for the purpose of issuing one or more series of such Securities (each, a "Trust"). A Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

          Each series of Certificates will evidence beneficial interests in a segregated pool of assets (the "Trust Property") and each series of Notes will represent indebtedness of the Issuer secured by the Trust Property, as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sale or finance contracts between manufacturers, dealers or certain other originators and retail consumers for the purchase of new and used automobiles, light duty trucks and vans (the "Contracts"), or participation interests therein, along with the related security interests in the underlying new and used automobiles,light duty trucks and vans, and property relating thereto (the "Vehicles"; together with the Contracts and the proceeds thereof the "Receivables") together with all monies received relating thereto. If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to the Trust Properties or any class of Securities may include any one or more of the following: a financial guaranty insurance policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, yield maintenance account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements, including hedging or derivatives contracts. In addition to or in lieu of the foregoing, Credit Enhancement (as defined hereinafter) may be provided by means of subordination, cross-support among the Trust Properties or over-collateralization. See "Description of the Securities -- Credit and Cash Flow Enhancements." The Receivables in the Trust Property for a series have been or will be originated or acquired by the Bank or Consumer Finance Corporation ("CFC"), the Bank's wholly owned subsidiary, or another affiliate of the Bank (each an "Affiliate") on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. Such Receivables will be serviced by a servicer (the "Servicer"), which will be the Bank unless otherwise described in the related Prospectus Supplement.

          Each series of Securities may include one or more classes (each, a "Class") entitled to disproportionate, nominal or no interest or principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of such series of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities" and "Risk Factors -- Maturity and Prepayment Considerations."

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE 11 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CFC, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK, CFC, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE BANK, CFC, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
          Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

          Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------

              The date of this Prospectus is _____________, 1997.

                             PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities; (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables; (iv) a description of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, hedging agreements, derivatives contracts or other forms of Credit Enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (v) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Property; (vi) information as to the nature and extent of subordination with respect to such series or Class of Securities, if any; (vii) the payment or distribution dates to Securityholders (as defined hereinafter); (viii) if other than the Bank, information regarding the Servicer(s) for the related Receivables; (ix) events of default or amortization events; (x) the circumstances, if any, under which the Certificates or the Notes may be subject to redemption, at the option of the Securityholder or of the Issuer; (xi) the operation of any Pre-Funding Account (as defined hereinafter);
(xii) a description of the Issuer with respect to such series of Securities;
(xiii) information regarding tax and ERISA (as defined hereinafter) considerations, including whether the Issuer will constitute a Financial Asset Securitization Trust ("FASIT") and the tax effects thereof; and (xiv) additional information with respect to the method of distribution of such Securities.


                             AVAILABLE INFORMATION

          The Bank has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by the Bank with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

          So long as the Securities are in book-entry form, monthly and annual reports concerning the Securities, the Issuer and the Trust Property will be furnished to the Depositary Trust Company ("DTC") as registered holder of the Securities. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Exchange Act, the Bank will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited.

                               TABLE OF CONTENTS

Title                                                                    Page No
-----                                                                    -------

PROSPECTUS SUPPLEMENT..........................................................2

AVAILABLE INFORMATION..........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................2

REPORTS TO SECURITYHOLDERS.....................................................3

PROSPECTUS SUMMARY.............................................................4

RISK FACTORS..................................................................11

THE TRUST PROPERTY............................................................15

THE ISSUERS...................................................................16

THE RECEIVABLES...............................................................16

AUTOMOBILE FINANCING PROGRAMS.................................................18

POOL FACTORS..................................................................19

USE OF PROCEEDS...............................................................19

THE LENDERS...................................................................19

THE TRUSTEE(S)................................................................19

DESCRIPTION OF THE SECURITIES.................................................20

DESCRIPTION OF THE TRUST AGREEMENTS...........................................27

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES......................................37

CERTAIN TAX CONSIDERATIONS....................................................41

ERISA CONSIDERATIONS..........................................................41

METHODS OF DISTRIBUTION.......................................................41

LEGAL OPINIONS................................................................42

INDEX OF TERMS................................................................43

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer.................   With respect to each series of Securities, either the
                          Bank or a Trust to be formed or managed by the Bank.
                          The Bank and any Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The Issuers."

Bank...................   Chevy Chase Bank, F.S.B., a federally chartered stock
                          savings bank. The Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase,
                          Maryland 20815, and its telephone number is
                          (301) 986-7000. See "The Lenders."

Servicer...............   Unless otherwise disclosed in a Prospectus Supplement,
                          the Servicer for each series of Securities will be the Bank.

Trustee................   The Trustee for each series of Securities (the
                          "Trustee") will be specified in the related Prospectus
                          Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940, as amended (the
                          "Investment Company Act").

The Securities.........   Each Class of Securities of any series will either
                          comprise Certificates evidencing beneficial ownership interests in the Trust Property or Notes representing indebtedness of the Issuer secured by the Trust
                          Property, as described herein and in the related
                          Prospectus Supplement.

                          With respect to Certificates issued by a Trust, each Trust will be established, and the Certificates issued, pursuant to an agreement (each, a "Pooling Agreement") by and between the Bank, as transferor, and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                          With respect to Notes that represent debt issued by the Issuer (which may be the Bank or a Trust), the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the Trustee named in such Indenture. Each Indenture will describe the related pool of Receivables comprising the Trust Property and securing the debt issued by the related Issuer.

                          The Receivables comprising the Trust Property will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                          In the case of the Trust Property of any class of Securities, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to Trust

                          Property means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                        Securities Will Be Non-Recourse.

                          The Notes of a given series will represent non-recourse obligations of the Issuer, and the Certificates of a given series will represent beneficial interests in the related Issuer and Trust Property only and will not represent interests in or recourse obligations of the Bank. In the case of Certificates that represent beneficial ownership interests in the related Issuer, the sole source of payment will be the Trust Property. In the case of Notes that represent debt issued by the related Issuer, such Securities will have recourse solely to, and will be secured by, the related Trust Property. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a letter of credit or financial guaranty insurance policy may constitute a full recourse obligation of the issuer of such Credit Enhancement.

                        General Nature of the Securities as Investments.

                          Unless otherwise disclosed in a Prospectus Supplement, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                          Additionally, except to the extent provided in the related Prospectus Supplement, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. Fixed Income Securities may consist of either Certificates representing beneficial ownership interests in the related Trust or Notes evidencing debt secured by the Trust Property held by the related Issuer.

                          Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or variable Interest Rate, or determined pursuant to an index. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate. The applicable Prospectus Supplement will disclose the method for accruing interest on Fixed Income Securities.

                          A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Distribution Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                          If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                          In addition, certain Classes of Senior (or
                          Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                        General Payment Terms of Securities.

                          As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Distribution Date"). Distribution Dates with respect to Fixed Income Securities will occur as described in the related Prospectus Supplement.

                          The related Prospectus Supplement will describe a date (the "Record Date") preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. As described in the related Prospectus Supplement, the Distribution Date will be a specified day of each month.

                          Each Trust Agreement will describe a period (each, a "Collection Period") preceding each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting Trust Property during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to fund payments to Securityholders on such Distribution Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                          In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related

                          Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                          As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Bank, the related Servicer, any Trustee, or any of their affiliates.

                        Credit Enhancement.

                          If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to any Class or series of Securities or the related Trust Property may include any one or more of the following: a financial guaranty insurance policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements, including hedging and derivatives contracts (collectively "Credit Enhancement"). In addition to or in lieu of the foregoing, Credit Enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the
                          Securities -- Credit and Cash Flow Enhancements."

Master Trusts; Issuance
of Additional Series...   As may be described in the related Prospectus
                          Supplement, the Bank may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time.
                          Under each Trust Agreement relating to a Master Trust
                          (each, a "Master Trust Agreement"), the Bank may determine the terms of any such new series and may offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Description of the Trust Agreements -- Master Trusts."

                          A new series to be issued by a Master Trust which has a series outstanding may only be issued upon satisfaction of the conditions described herein under "Description of the Trust Agreements -- Master Trusts". Securities issued out of a Master Trust generally will represent undivided interests in the entire pool of Receivables subject to such Master Trust.

The Residual Interest..   With respect to certain Trusts, such as Master Trusts,
                          the "Residual Interest" at any time represents the rights to the related Trust Property in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The
                          Residual Interest in any Trust Property will fluctuate as the aggregate principal balance of Receivables of such Trust (the "Pool Balance") changes from time to time. A portion of the Residual Interest in any Trust may be sold separately in one or more public or private transactions. See "Description of the Trust
                          Agreements -- Master Trusts."

Cross-
Collateralization......   As described in the related Trust Agreement and the
                          related Prospectus Supplement, the source of payment for Securities of each series will be the related
                          Trust Property only.

                          However, as may be described in the related Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables.

Trust Property.........   As more fully specified in the related Prospectus
                          Supplement, the Trust Property will consist of certain
                          Contracts, and generally will include a security interest in the related Vehicles. The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to purchase the Vehicles. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Actuarial Contracts, Simple Interest
                          Contracts (each, as defined hereinafter) or other forms of Contracts as described therein. See "The
                          Receivables -- The Contracts".

                          The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in the Trust Property relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                          The Receivables comprising the Trust Property will be originated by the Bank or its affiliates or acquired by the Bank from other originators or owners of Receivables.

                          The Bank will either transfer a pool of Receivables to a Trust pursuant to a Pooling Agreement or a sale agreement or pledge the Bank's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The relative rights and duties of the Bank, the Servicer and the related Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                          In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables (as hereinafter defined) from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement. The Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders, pro rata, on the Distribution Date immediately following the end of the Pre-Funding Period.

                          If and to the extent provided in the related
                          Prospectus Supplement, the Bank will be obligated (subject only to the availability thereof) to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Trust Agreements -- Pre-Funding Accounts."

Yield Maintenance
Accounts...............   Certain of the Receivables may have annual percentage
                          rates of interest ("APR") which are less than the sum of the Pass-Through Rate, the Servicing Fee Rate and, if applicable, the rates at which the premium of a Credit Enhancer (as defined hereinafter) and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). In such event, a Yield
                          Maintenance Account may be established as a segregated trust account into which the Issuer may make a single deposit on the Closing Date in an amount (the "Initial

                          Yield Maintenance Amount") necessary to fund any shortfall on interest collections which results from Receivables having an APR of less than the Required Rate.

Registration of
Securities; Clearance
and Settlement.........   Unless otherwise set forth in a Prospectus Supplement,
                          the Securities will initially be represented by one or more global securities registered in the name of Cede
                          & Co. ("Cede") as the nominee of DTC or another depositary. Securityholders must elect to hold their Securities through any of DTC (in the United States),
                          Cedel Bank, societe anonyme ("Cedel") or Euroclear
                          System ("Euroclear") (in Europe). Transfers within
                          DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. In such case, Securityholders will not be entitled to receive definitive securities representing such
                          Securityholders' interests, except in certain circumstances described in the related Prospectus
                          Supplement. See "Description of the Securities --
                          Book-Entry Registration."

Repurchase Obligations
and the Receivables
Acquisition Agreement..   As more fully described in the related Prospectus
                          Supplement, the Bank will be obligated to reacquire from the related Trust Property any Receivable which was transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially and adversely affected by a breach of any representation or warranty made by the Bank with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus
                          Supplement, the Bank may from time to time reacquire certain Receivables of the Trust Property, subject to specified conditions set forth in the related Trust
                          Agreement.

Servicer's
Compensation...........   The Servicer shall be entitled to receive a fee for
                          servicing the Trust Property equal to a specified percentage of the value of such Trust Property, as set forth in the related Prospectus Supplement. See
                          "Description of the Trust Agreements -- Servicing
                          Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Optional Termination...   The Servicer, the Bank, or, if specified in the
                          related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "Description of the Trust Agreements -- Termination" herein and in the related Prospectus Supplement.

Mandatory Termination..   The Trustee, the Servicer or certain other entities
                          specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the Trust
                          Property or otherwise, under other circumstances and in the manner specified in "Description of the Trust
                          Agreements -- Termination" herein and in the related
                          Prospectus Supplement.

Tax Considerations.....   Securities of each series offered hereby will, for
                          federal income tax purposes, constitute either
                          (i) interests in a Trust treated as a grantor trust under applicable provisions of the Internal Revenue
                          Code of 1986, as amended (the "Code"), (ii) debt issued by a Trust or by the Bank, (iii) interests in a Trust treated as a partnership, (iv) interests in a Trust treated as debt of the Bank, or (v) "regular" or "high-yield interests" issued by a FASIT.

                          The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                          Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations...   The Prospectus Supplement for each series of
                          Securities will summarize, subject to the limitations discussed therein, considerations under the Employee
                          Retirement Income Security Act of 1974, as amended
                          ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related
                          Prospectus Supplement.

Legal Investment.......   The related Prospectus Supplement will describe each
                          Class of Securities, if any, that will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act.

Ratings................   If set forth in a Prospectus Supplement, each Class of
                          Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more
                          "national statistical rating organizations", as defined in the Exchange Act, and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts of interest due on the related Securities and ultimate payment of all amounts of principal due thereon in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                          The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

          Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

          Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate whether or not such series will be listed on any securities exchange or that an underwriter specified therein intends to establish and maintain a secondary market in such Securities.

          Ownership of Contracts. In connection with the issuance of any series of Securities, the Bank will originate or acquire Contracts or CFC will originate or acquire Contracts and assign them to the Bank. The Bank will warrant in a Trust Agreement (i) if the Bank retains title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (ii) if the Bank transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Bank or the Servicer will retain possession of such Contracts; provided that in case the Bank retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Bank, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Bank, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the agreement by which such Receivables were acquired (the "Receivables Acquisition Agreement") or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Bank, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Bank will be obligated to repurchase any Contract transferred to the Trust by the Bank which remains a part of the related Trust Property if there is a breach of the Bank's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.

          Security Interests. The transfer of the Receivables by the Bank to a Trustee or Trust pursuant to the related Pooling Agreement, Indenture or other Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee or Trust in the Receivables. Except as specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See "Certain Legal Aspects of the Receivables".

          Each Contract will include a perfected security interest in the related Vehicle in favor of CFC or the Bank or their designees (and, if perfected in the name of CFC or the Bank, assigned pursuant to the related Pooling Agreement, Indenture or Trust Agreement to the Trustee for the benefit of the Securityholders). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the Bank in such Vehicles may not be endorsed to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a trustee in bankruptcy of a Lender (as defined hereinafter), or a receiver for the Bank may be able to assert successfully that the Trust or the Trustee did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

          Restrictions on Recoveries. Unless specific limitations are described in the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Bank or any other person or entity whatsoever. At the time of sale, the Bank will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

          In the event that the Bank or the Servicer must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Trust Agreement), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          Financial Institution Insolvency Risks. The Bank intends that each transfer by it to a Trustee or Trust will constitute either a valid sale and assignment of the Receivables or a grant of a security interest in the Receivables. To the extent the Bank grants a security interest in the Receivables transferred by it to the Trust, and such security interest is validly perfected before the occurrence of an insolvency event and is not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, the Federal Deposit Insurance Act, as amended ("FDIA"), including as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC") as receiver or conservator for the Bank. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Bank, has the power under the FDIA to repudiate contracts, including secured contracts of the Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Bank and were to repudiate the Trust Agreement, then the amount payable out of available collections on the Receivables to the Securityholders could be lower than the outstanding principal and accrued interest on the Securities.

          Insurance on Vehicles. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Bank (or CFC in the case of Receivables originated or acquired by CFC) is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

          In addition, although each Receivable generally gives the Bank the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither the Bank nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

          Delinquencies and Losses. There can be no assurance that the historical levels of delinquencies and losses experienced by a Lender on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in a Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

          Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, the Trust Property will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other Credit Enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Bank. No Securities of any series will be insured or guaranteed by the Bank, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other Credit Enhancement, all as specified in the related Prospectus Supplement.

          Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or Credit Enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Trust Agreements -- Master Trusts."

          Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. In addition, beneficial owners of Securities may not be recognized as Securityholders under the terms of a Trust Agreement and may exercise rights only indirectly through DTC, Cedel or Euroclear.

          Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

          Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants (as defined hereinafter) which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants (as defined hereinafter). See "Description of the Securities -- Book Entry Registration."

          Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of Credit Enhancement will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

          Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Bank of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, and payments upon an optional acquisition by the Servicer or the Bank of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"). The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

          The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

          Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

          Limitations on Interest Payments and Repossessions. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to repossess a Vehicle during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Vehicle in a timely fashion.

          Financial Condition of the Bank. The Bank is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Bank were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

          In certain circumstances, the Bank will be required to acquire Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Bank is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          The related Prospectus Supplement will set forth certain information regarding the Bank. In addition, the Bank is subject to the information requirements of the Exchange Act and, in accordance therewith, file reports and other information with the Commission. For further information regarding the Bank reference is made to such reports and other information which are available as described under "Available Information."

          Consumer Protection Laws. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Bank to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Bank will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the related Trust Agreement. Pursuant to such Trust Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of such Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Bank. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Bank.

                               THE TRUST PROPERTY

          The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all monies (including accrued interest) due or received thereunder on or after the date on which the payments made with respect to the Receivables are payable to the related Trust ("applicable Cut-off Date"), (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) unless otherwise specified in the related Prospectus Supplement, the right to proceeds from claims on physical damage, credit life insurance and disability policies or other policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Bank under the related Receivables Acquisition Agreement,
(viii) interest earned on certain short-term investments held in such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer or the Bank, and (ix) Additional Receivables which may be added to the Trust Property from time to time. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Trust Agreement -- Pre-Funding Accounts." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one or more classes of Securities.

          The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be purchased or originated by the Bank, its wholly-owned subsidiary, CFC or another originator (each, a "Lender" and together, the "Lenders"). The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.

          The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles are subject to federal or state registration or titling requirements. No Trust Property will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

          The Receivables included in the Trust Property will be selected from those Receivables held by the Bank based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

          With respect to each series of Securities, on or prior to the date on which the Securities are delivered to Securityholders (the "Closing Date"), the Bank will either (i) transfer the related Receivables into a Trust pursuant to a Pooling Agreement between the Bank and the Trustee or (ii) enter into an Indenture with a Trustee relating to the issuance of such Securities, secured by the related Receivables.

                                  THE ISSUERS

          With respect to each series of Securities, the Bank will establish a separate Trust that will issue such Securities pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the related Trust shall be referred to as the Issuer with respect to such Securities.

          Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by a Trust to acquire the related Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Bank, as may be set forth in the related Prospectus Supplement.

          If the protection provided to the Securityholders of a given Class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.


                                THE RECEIVABLES

Receivables Pools

          Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cut-off Date.

The Contracts

          As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Actuarial Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of APR for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.

          If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.

          Generally, the "Actuarial Contracts" provide for amortization of the loan over a series of fixed level payment monthly installments. A fixed, scheduled amount is due monthly on a specified date; the application of the payment to principal and interest is not affected by whether the payment was received on the scheduled due date, or early or late.

          "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

Delinquencies and Losses

          Certain information relating to a Lender's delinquency and loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Lender's portfolio during certain specified periods. There can be no assurance that the delinquency and loss experience on any Trust Property will be comparable to such Lender's prior experience.

Maturity and Prepayment Considerations

          As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities.
The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Bank will be obligated to reacquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

          The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.


                         AUTOMOBILE FINANCING PROGRAMS

Underwriting Procedures

          Each Receivable was originated or purchased by a Lender after a review by such Lender in accordance with its established underwriting procedures. Each Lender has its own underwriting procedures which will be more fully described in the related Prospectus Supplement; however, some of the current underwriting practices of the Lenders are noted in the following paragraphs.

          Generally, the underwriting procedures of the Lenders are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lender's analysis. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

          CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

Selection Criteria

          The Receivables with respect to each issuance of Securities will be selected from the Lenders' portfolios on the basis of a number of criteria specified in the related Prospectus Supplement, including the following: (i) original term to maturity, (ii) final maturity date, (iii) except as otherwise disclosed, Contracts which provide for level monthly payments that fully amortize the amount financed over the original term, (iv) maximum number of days delinquent and (v) Contracts which have an unpaid principal balance of not less than a specified amount as of the applicable Cut-Off Date.

          Contracts are generally prepayable at any time. No Lender maintains records of the historical prepayment experience of its automobile receivables portfolio, and the Bank makes no prediction as to the actual prepayment experience on the Receivables.

          The composition, distribution by APR and geographical distribution of the Receivables as of the applicable Cut-Off Date will be as set forth in the applicable Prospectus Supplement.

                                 POOL FACTORS

          The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Distribution Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original face amount of such Securityholder's Securities and (ii) the applicable Pool Factor.

          As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Distribution Date concerning the payments received on the Receivables, the Pool Balance, each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                USE OF PROCEEDS

          Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Bank or a Trust for the acquisition of the related Receivables, to fund reserve accounts, for issuance expenses, and/or general corporate purposes, including, without limitation, the purchase of additional Receivables, the repayment of indebtedness and general working capital purposes.

                                  THE LENDERS

General

          The Bank, which is one of the Lenders, is a federally chartered stock savings bank. The Bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and the Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the FDIC. Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC. For further information regarding the Bank, its assets, capitalization, and regulatory status and the effect of current legislation, see the related Prospectus Supplement.

          The other Lender, CFC, is a wholly-owned subsidiary of the Bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.


                                THE TRUSTEE(S)

          The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

          With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement to the extent such procedures differ from those described herein under "Description of the Trust Agreements -- Duties and Immunities of the Trustee."

                         DESCRIPTION OF THE SECURITIES

General

          The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "Description of the Trust Agreements" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

          All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

          The Securities will generally be styled as having a principal or notional balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

          Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate, or tied to an index. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

          A series may include one or more Classes of Strip Securities entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Distribution Date (as hereinafter defined) or in the manner described in the related Prospectus Supplement.

          If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

          In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

          As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Distribution Dates. Distribution Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

          The related Prospectus Supplement will describe the Record Date preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. Unless otherwise described in the related Prospectus Supplement, the Distribution Date may be the fifteenth day of each month (or, in the case of quarterly-pay Securities, the fifteenth day of every third month; and in the case of semi-annual pay Securities, the fifteenth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Distribution Date occurs.

          Each Trust Agreement will describe a Collection Period preceding each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to fund payments to Securityholders on such Distribution Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

          In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

          Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Bank, CFC, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

          As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property or represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Book-Entry Registration

          As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

          Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

          The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

          DTC will advise the Trustee in respect of each series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

          CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Bank of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.
The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

          Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

          As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises the Securityholders in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a default by the Servicer under the related Trust Agreement, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

          Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

          Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Distributions

          With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable Trustee to the holders of Certificates (the "Certficateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each Class of Noteholders and all distributions to each Class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

          With respect to each series of Securities, on each Distribution Date collections on the related Receivables will be distributed to Securityholders, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Securities of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

          The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of an insurance policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

          The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Waiver of Past Defaults

          The Securityholders of Securities evidencing more than 50% of the outstanding principal balance of the related Securities (the "Security Principal Balance") (with the consent of a Credit Enhancer), or a Credit Enhancer, may waive certain defaults by the Servicer in the performance of its obligations under a Trust Agreement. No such waiver shall impair any Credit Enhancer's or the Securityholders' rights with respect to subsequent defaults.

Optional Termination

          A Trust Agreement may provide that on any Distribution Date following the Record Date on which the Pool Balance is a specified percentage or less of the Security Principal Balance of the related Securities at issuance (the "Original Security Principal Balance"), the Bank will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Securities an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amounts then owed to any Credit Enhancer pursuant to the terms of the Credit Enhancement and the related agreements (the "Reimbursement Amounts").

Reports to Securityholders

          With respect to each series of Securities, on or prior to each Distribution Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such Class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

            (i) the amount of the distribution with respect to each Class of Securities;

            (ii)  the amount of such distribution allocable to principal;

           (iii)  the amount of such distribution allocable to interest;

            (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Collection Period;

             (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Distribution Date;

            (vi) the amount paid to the Servicer, if any, with respect to the related Collection Period;

           (vii) the amount of the aggregate Purchase Amounts for Receivables that have been reacquired, if any, for such Collection Period; and

          (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account, yield maintenance account or other form of Credit Enhancement covering default risk as of the close of business on the applicable Distribution Date.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

Indexed Securities

To the extent so specified in any Prospectus Supplement, any Class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Distribution Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal

Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

          Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.


                      DESCRIPTION OF THE TRUST AGREEMENTS

          The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Property will be created and the related Securities in respect of such Trust Property will be issued. For purposes of this Prospectus, the term Trust Agreement as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Conveyance of Receivables

          Except as expressly set forth in the related Trust Agreement, on the Closing Date, the Bank will transfer, without recourse, Receivables acquired by the Bank and originated or aquired by the Bank, another Lender or another originator either to a Trust pursuant to a Pooling Agreement or a Sale Agreement, or will pledge, without recourse, the Bank's right, title and interests in and to such Receivables to a Trustee on behalf of the Securityholders pursuant to an Indenture. The obligations of the Bank and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

          As more fully described in the related Prospectus Supplement, the Bank will be obligated to reacquire from the related Trust Property its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially and adversely affected by a breach of any representation or warranty made by the Bank with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Bank of the breach. In addition, if so specified in the related Prospectus Supplement, the Bank may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.

          Possible representations and warranties may include, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is generally required to obtain physical damage and theft insurance in accordance with the Bank's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the Bank have been asserted or threatened (other than the interest of the Trustee);
(iv) on the Closing Date, each of the Receivables is or will be secured by a first priority perfected security interest in the Vehicle in favor of the applicable Lender; and (v) each Receivable, at the time it was originated or purchased, complied, and on the Closing Date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

Accounts

          With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). Unless otherwise specified in the related Prospectus Supplement, the Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

          Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

          For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Bank, the Servicer or their respective affiliates or other trusts created by the Bank or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Distribution Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

          Unless otherwise specified in the related Prospectus Supplement, the Trust Accounts will be maintained as Eligible Deposit Accounts. Unless otherwise specified in the related Prospectus Supplement, "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Unless otherwise specified in the related Prospectus Supplement, "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which
(i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

Mandatory Repurchase of Receivables

          Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any representation or warranty with respect to the Receivables described in "-Conveyance of Receivables," which breach or failure materially and adversely affects a Receivable or the interests of the Trust, the Securityholders or a Credit Enhancer in such Receivable, the Bank, unless such breach or failure has been cured by the last day of the Collection Period following the Collection Period during which the Bank becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase, as of such day (or, at Bank's option, as of the last day of the month in which such breach was discovered), the Receivable from the Trustee for the Purchase Amount. The Purchase Amount is payable on the date on which the amounts to be distributed on the related Distribution Date are to be determined (the "Determination Date") in such subsequent Collection Period. The repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee against the Bank for any such uncured breach or failure.

          The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Determination Date immediately preceding such Distribution Date, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

Yield Maintenance Account and Yield Maintenance Agreement

          If so provided in the related Prospectus Supplement, pursuant to the related Trust Agreement and/or a Yield Maintenance Agreement (as such term is defined in the related Prospectus Supplement, the "Yield Maintenance Agreement") the Affiliates, the Bank or such other person will establish for a series a Yield Maintenance Account which, if so specified in the related Prospectus Supplement, will be created with an initial deposit by the Bank. Each Yield Maintenance Account will be designed solely to hold funds to be applied by the Indenture Trustee or applicable Trustee to provide payments to Securityholders in respect of Receivables the APR of which is less than the Required Rate.

          On each Distribution Date, the obligor under the Yield Maintenance Agreement will pay to the Trust an amount equal to the Yield Maintenance Amount (as such term is defined in the related Prospectus Supplement, the "Yield Maintenance Amount") in respect of the Receivables for such Distribution Date. If so specified in the Prospectus Supplement, in the event that such obligor defaults on its obligation to make payments under the Yield Maintenance Agreement, the related Prospectus Supplement will describe the manner and circumstances in which amounts on deposit on any Distribution Date in the Yield Maintenance Account in excess of the Required Yield Maintenance Amount (as such term is defined in the related prospectus Supplement, the "Required Yield Maintenance Amount") will be released, and to whom such amounts will be distributed. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Yield Maintenance Agreement. If so specified in the related Prospectus Supplement, investment earnings on investment of funds in a Yield Maintenance Account will be deposited into such Yield Maintenance Account. The related Prospectus Supplement will describe the manner in which any monies remaining on deposit in a Yield Maintenance Account upon the termination of the related Trust pursuant to its terms will be released and to whom such amounts will be distributed.

          If a Yield Maintenance Account is established with respect to any Trust as to which a Pre-Funding Account has been established, the Bank and the related Indenture Trustee or applicable Trustee, will enter into a Yield Maintenance Agreement pursuant to which, on each subsequent transfer date, the Bank will deposit into the Yield Maintenance Account the Additional Yield Maintenance Amount (as such term is defined in the related Prospectus Supplement, the "Additional Yield Maintenance Amount") in respect of the related Receivables. Each Yield Maintenance Agreement will affect only Receivables having an APR less than the related Required Rate.

Master Trusts

          As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Bank may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Bank may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Distribution Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto;
(ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Bank, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

          Each Master Trust Agreement provides that the Bank may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Bank will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in the related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Bank may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

          Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. Unless otherwise specified in the related Prospectus Supplement, the obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Bank shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Bank shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Bank shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust; (e) the Bank shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) the Master Trust New Issuance will not cause the related Master Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

The Servicer

     The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Bank or an affiliate of the Bank and may have other business relationships with the Bank or the Bank's affiliates. The Servicer with respect to each series will service the Receivables contained in the Trust Fund for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through sub-servicers, on behalf of the Trustee for the benefit of Securityholders and the related Credit Enhancer, if any. The Servicer may designate CFC to act as Custodian with respect to Receivables Files relating to the CFC Receivables.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by the Servicer under the related Trust Agreement.

Servicing Procedures

     The Receivables will be serviced by a Servicer pursuant to a Trust Agreement. Such Servicer may designate CFC or another entity to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. Each Trust Agreement will require that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties thereunder, the Servicer will act on behalf and for the benefit of the Trust, subject at all times to the provisions of the Trust Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.

     The Servicer, as an independent contractor on behalf of the related Trust and for the benefit of the Securityholders and any Credit Enhancer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any insurance policies and for enforcing any security interest in any of the Vehicles, all as set forth in the related Trust Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and any Credit Enhancer, with respect to distributions, providing appropriate federal income tax information for use in providing information to Securityholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Bank in the Vehicles.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in each Trust Agreement that: (A) the Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by such Trust Agreement;
(B) the Servicer will not impair in any material respect the rights of the Trustee or the Securityholders in the Receivables, certain rights under agreements with Dealers related to breach of representations and warranties of Dealers with respect to the Receivables, or any physical damage or other insurance policy; and (C) the Servicer will not increase or decrease the amount of payments or the amount financed under a Receivable, or change the APR of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to retail installment sales or finance contracts and installment loans serviced by it for its own account in accordance with its customary standards. However, if the cumulative extensions with respect to any Receivable shall cause the term of any such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, then the Servicer shall be obligated to purchase such Receivable as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's election, as of the last day of the Collection Period or earlier under certain circumstances).

     Unless otherwise specified in the related Prospectus Supplement, in the event of a breach by the Servicer of any covenant described above that materially and adversely affects a Receivable or the interests of the Trust, the Securityholders or a Credit Enhancer in such Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period following the Collection Period during which the Servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered) the Receivable from the Trustee for the Purchase Amount which shall be paid on the Determination Date in such subsequent Collection Period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Trust Agreement related thereto.

     Each Trust Agreement will also require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by such Trust Agreement, to realize upon any Receivable. The Servicer may sell the Vehicle securing such Receivable at a judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such realization will be deposited into the Collection Account at the time and in the manner described above.

Servicing Compensation and Payment of Expenses

     For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee in an amount as described in the related Prospectus Supplement. A portion of such Servicing Fee may be paid over by the Servicer to CFC with respect to its sub-servicing of the CFC Receivables.

     All costs of servicing each Receivable in the manner required by the Trust Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

Indemnification

     Each Trust Agreement will provide that the Servicer will defend, indemnify and hold harmless the Trustee, the Trust, the Securityholders, and any Credit Enhancer against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the Servicer or any affiliate thereof of any Vehicles; provided, however, that the Servicer will have no obligation to indemnify any person or entity against any credit loss on any Receivable serviced by the Servicer in accordance with the requirements of the Trust Agreement. The Servicer will also indemnify, defend and hold harmless the Trust, the Trustee and its officers, directors, employees and agents, and any Credit Enhancer from and against any loss, liability, expense, damage or injury, including any judgement, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer under the Trust Agreement. The Bank's obligations, as Servicer, to indemnify the Trust and the Securityholders for acts or omissions of the Bank as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer.

Evidence as to Compliance

     Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will require the Servicer to deliver an officers' certificate to the Trustee stating (i) a review of the activities of the Servicer during the period specified in the related Prospectus Supplement and of its performance under the Trust Agreement has been made under such officers' supervision and
(ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Trust Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

     If so specified in the related Prospectus Supplement, the Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee and each holder of the Securities an annual written statement to the effect that such firm has read the monthly Servicer's certificates delivered pursuant to a Trust Agreement with respect to such period and reviewed the servicing of the Receivables by the Servicer and that such review (1) included evaluations of servicing practices relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements set forth in the Trust Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, industry practice requires such firm to report.

Certain Matters Regarding the Servicer

     Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under such Trust Agreement.

     Each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Trustee or the Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in a Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.

Servicer Default

     Unless otherwise specified in the related Prospectus Supplement, any of the following events will constitute a "Servicer Default" under a Trust Agreement:
(i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the Servicer's certificate or to deliver to the Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for more than the number of days specified in the related Prospectus Supplement after written notice from (x) the Trustee, or the Holders of Securities evidencing not less than 25% of the Security Principal Balance, in either case with the consent of any Credit Enhancer, or (y) a Credit Enhancer, if any, is received by the Servicer; (ii) any failure by the Servicer or the Bank duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Bank, as the case may be, in the Trust Agreement, which failure materially and adversely affects the rights of the Securityholders and which continues unremedied for more than the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure (x) to the Servicer or the Bank, as the case may be, by the Trustee and by the Credit Enhancer, (y) to the Servicer or the Bank, as the case may be, and to the Trustee by the Securityholders evidencing not less than 25% of the Security Principal Balance and by the Credit Enhancer or (z) to the Servicer or the Bank, as the case may be, by the Credit Enhancer; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

Removal of the Servicer

     Unless otherwise specified in the related Prospectus Supplement, the Servicer can only be removed pursuant to a Servicer Default. Unless otherwise specified in the related Prospectus Supplement, if a Servicer Default shall have occurred and be continuing, (x) with the consent of the Credit Enhancer, if any, either the Trustee or the Securityholders evidencing more than 50% of the Security Principal Balance or (y) a Credit Enhancer may give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer under the Trust Agreement. On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer of the Receivables under the Trust Agreement. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer under the Trust Agreement.

Payments on Receivables

     With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within three (3) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for Trust Property may be commingled with funds from other sources.

Pre-Funding Accounts

          A Trust may enter into an agreement with the Bank whereby the Bank will agree to transfer Additional Receivables to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into such agreements to permit the acquisition of Additional Receivables that could not be delivered by the Bank or have not formally completed the origination process, in each case prior to the Closing Date. Any such agreement will require that any Receivables so transferred to the Trust conform to the requirements specified therein.

          If such an agreement is to be utilized or the related Trust Agreement so specifies, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more Classes of Securities of the related series; the Additional Receivables will be transferred to the related Trust in exchange for money released to the Bank from the related Pre-Funding Account. Each such agreement or the related Trust Agreement will specify the Pre-Funding Period during which any such transfers must occur; for a Trust which elects federal income treatment as a grantor trust, the related Pre-Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Pre-Funding Period will be limited to nine months from the date such Trust is established. Unless otherwise specified in the related Prospectus Supplement, each such agreement or the related Trust Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Pre-Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related Class or Classes of Securities as specified in the related Prospectus Supplement.

          During the Pre-Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Pre-Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended.

Statements to Indenture Trustees and Trustees

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Amendment

     Unless otherwise specified in the related Prospectus Supplement, a Trust Agreement may be amended by agreement of the Trustee, the Bank and the Servicer at any time, without the consent of the Securityholders but with the consent of the related Credit Enhancer, to cure any ambiguity or defect, to correct or supplement any provisions therein, to correct any typographical error or to add any other provisions with respect to matters or questions arising thereunder, upon receipt of an opinion of counsel to the Trustee that such amendment will not adversely affect in any material respect the interests of any Securityholder or the Credit Enhancer.

     Unless otherwise specified in the related Prospectus Supplement, a Trust Agreement may also be amended from time to time by the Trustee, the Bank and the Servicer with the consent of the related Credit Enhancer, and Holders of Securities evidencing more than 50% of the Security Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Security without the consent of the Holder of such Security or (b) reduce the aforesaid percentage of Securityholders required to consent to any amendment, without unanimous consent of the Securityholders.

     The Trustee will be required under a Trust Agreement to furnish Securityholders, any Credit Enhancer and the Rating Agencies with written notice of the substance of any such amendment to the Trust Agreement promptly upon execution of such amendment.

Duties and Immunities of the Trustee

     The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer, with the consent of any Credit Enhancer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Trust Agreement. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Agreement, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective without the written consent of any Credit Enhancer and until acceptance of the appointment by the successor Trustee.

     The Trust Agreement will provide that the Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall promptly sign and file such returns. In addition, the Trust Agreement provides that in no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Securityholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     The Servicer will indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and any Credit Enhancer from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its officers, directors, employees or agents and arising out of or in connection with the acceptance or administration by the Trustee of the trust created pursuant to the Trust Agreement, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties under the Trust Agreement.

Termination

     With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Bank and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Property, as of the end of any Collection Period immediately preceding a Distribution Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period, together with any related Reimbursement Amounts. The related Securities will be redeemed following such purchase.

     If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Securities of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Securities of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

     The transfer of Receivables by the Bank to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Bank will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

Security Interest in Vehicles

     Retail installment sale or finance contracts and installment loans such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In the jurisdictions in which most of the Vehicles are expected to be located, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title and, in certain jurisdictions, by delivery of the certificate of title to the secured party. Each Receivable prohibits the sale or transfer of the Vehicle without the consent of the applicable Lender.

     Pursuant to each Trust Agreement, the Bank will assign its security interests in the Vehicles to the Trustee. However, because of the administrative burden and expense, neither the Lender nor the Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Vehicles. Also, unless otherwise specified in the related Prospectus Supplement, the Bank, as Servicer, will continue to hold any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement.

     Under the laws of certain states, such an assignment of security interests may not be sufficient to convey to the Trustee perfected security interests in the Vehicles.

     Because the Trust will not be identified as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated in certain circumstances. In the absence of fraud or forgery by the vehicle owner or the Bank or CFC or administrative error by state or local agencies or the Bank, the notation of the lien of the Bank (or of CFC with respect to the CFC Receivables) on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a Vehicle or subsequent lenders who take a security interest in a Vehicle. If there are any Vehicles as to which the Bank or CFC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Bank's warranties under the Trust Agreement and would create an obligation of the Bank to repurchase the related Receivable unless the breach is cured.

     Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing receivables, the Bank takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, a majority of states require surrender of a certificate of title to issue a certificate of title in the name of the purchaser. In such states the Bank must surrender possession of the certificate of title, if it holds the certificate of title, and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

     The Bank will represent that, as of the Closing Date, each security interest in a Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Vehicle. However, liens for repairs or taxes, or the confiscation of a Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee or Securityholders in the event such a lien arises or confiscation occurs.

Repossession

     In the event of default by an Obligor, the holder of the related retail installment sale or finance contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

     The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price below some requisite dollar amount. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

     Under most state vehicle dealer licensing laws, sellers of automobiles, light duty trucks and vans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the related Trust Agreement.

     Any loss relating to any such claim, to the extent not covered by a withdrawal from a reserve account or from a payment under an insurance policy or other Credit Enhancement could result in losses to the Securityholders. If an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the related Trust Agreement and would create an obligation of the Bank to repurchase the related Receivable unless the breach were cured.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Relief Act, an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by Credit Enhancement (as specified in each Prospectus Supplement), could result in losses to the Securityholders.


                           CERTAIN TAX CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.


                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                            METHODS OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Bank from such sale.

     The Bank intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, including sales to trusts with respect to which the underwriters may act as depositor and may from time to time repurchase Securities for resale to the public;

          2. By placements by the Bank with institutional investors through dealers;

          3.  By direct placements by the Bank with institutional investors; and

          4.  By competitive bid.

     In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Property in respect of such Securities.

     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriters will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, underwriters may receive compensation from the Bank or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Bank and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Bank.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Bank will indemnify the several underwriters and the underwriters will indemnify the Bank against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Bank and purchasers of Securities of such series.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

  Accrual Securities......................................................  5
  Actuarial Contracts..................................................... 17
  Additional Receivables..................................................  8
  Additional Yield Maintenance Amount..................................... 29
  Affiliate...............................................................  1
  APR..................................................................... 16
  Bank....................................................................  1
  Cede....................................................................  9
  Cedel...................................................................  9
  CEDEL Participants...................................................... 23
  Certificateholders...................................................... 24
  Certificates............................................................  1
  CFC.....................................................................  1
  Class...................................................................  1
  Closing Date............................................................ 16
  Code....................................................................  9
  Collection Account...................................................... 28
  Collection Period.......................................................  6
  Commission..............................................................  2
  Commodity Indexed Securities............................................ 26
  Contracts...............................................................  1
  Cooperative............................................................. 23
  Credit Enhancement...................................................... 13
  Credit Enhancer......................................................... 13
  Currency Indexed Securities............................................. 26
  Definitive Securities................................................... 24
  Depositaries............................................................ 21
  Determination Date...................................................... 29
  Distribution Account.................................................... 28
  Distribution Date.......................................................  6
  DTC.....................................................................  3
  Eligible Deposit Account................................................ 28
  Eligible Institution.................................................... 28
  Eligible Investments.................................................... 28
  ERISA................................................................... 10
  Euroclear...............................................................  9
  Euroclear Operator...................................................... 23
  Euroclear Participants.................................................. 23
  Exchange Act............................................................  2
  Face Amount............................................................. 27
  FASIT...................................................................  2
  FDIC.................................................................... 12
  Fixed Income Securities.................................................  5
  FTC..................................................................... 39
  Indenture...............................................................  4
  Index................................................................... 26
  Indexed Commodity....................................................... 26
  Indexed Currency........................................................ 26
  Indexed Principal Amount................................................ 26
  Indexed Securities...................................................... 26



  Indirect Participants................................................... 22
  Initial Yield Maintenance Amount........................................  8
  Insolvency Event........................................................ 34
  Interest Rate...........................................................  2
  Investment Company Act..................................................  4
  Investment Earnings..................................................... 28
  Issuer..................................................................  1
  Lender.................................................................. 15
  Master Trust............................................................  7
  Master Trust Agreement..................................................  7
  Master Trust New Issuance............................................... 30
  Noteholders............................................................. 24
  Notes...................................................................  1
  Original Security Principal Balance..................................... 25
  OTS..................................................................... 19
  Participants............................................................ 21
  Pass-Through Rate.......................................................  2
  Pool Balance............................................................ 19
  Pool Factor............................................................. 19
  Pooling Agreement.......................................................  4
  Pre-Funding Account.....................................................  8
  Pre-Funding Period......................................................  8
  Prepayment.............................................................. 14
  Prospectus Supplement...................................................  1
  Purchase Amount......................................................... 29
  Rating Agencies......................................................... 10
  Ratings Effect.......................................................... 13
  Receivable File......................................................... 31
  Receivables.............................................................  1
  Record Date.............................................................  6
  Registration Statement..................................................  2
  Reimbursement Amounts................................................... 25
  Relief Act.............................................................. 14
  Required Rate...........................................................  8
  Required Yield Maintenance Amount....................................... 29
  Residual Interest.......................................................  7
  Rule of 78s............................................................. 16
  Rule of 78s Contracts................................................... 16
  Rules................................................................... 22
  SAIF.................................................................... 19
  Securities..............................................................  1
  Securities Act..........................................................  2
  Security Principal Balance.............................................. 25
  Securityholders.........................................................  6
  Senior Securities.......................................................  6
  Servicer................................................................  1
  Servicer Default........................................................ 34
  Servicing Agreement.....................................................  4
  Simple Interest Contracts............................................... 17
  Stock Index............................................................. 26
  Stock Indexed Securities................................................ 26
  Strip Securities........................................................  5
  Subordinate Securities..................................................  6
  Terms and Conditions.................................................... 23
  Trust...................................................................  1
  Trust Accounts.......................................................... 28
  Trust Agreement.........................................................  4


  Trust Property..........................................................  1
  Trustee.................................................................  5
  Vehicles................................................................  1
  Yield Maintenance Agreement............................................. 29
  Yield Maintenance Amount................................................ 29

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.

         SEC Filing Fee ................................    $    303
         Trustee's Fees and Expenses* ..................
         Legal Fees and Expenses* ......................
         Accounting Fees and Expenses* .................
         Printing and Engraving Expenses* ..............
         Blue Sky Qualification and Legal
          Investment Fees and Expenses* ................
         Rating Agency Fees* ...........................
         Certificate Insurer's Fee* ....................
         Miscellaneous* ................................ ___________

           TOTAL* ...................................... ___________
             $
             =

----------

* To be filed by Amendment.

Item 15. Indemnification of Directors and Officers.

               12 C.F.R. 545.121 of the rules and regulations of the OTS prescribe the conditions under which indemnification may be obtained by a present or former director, officer or employee of the Bank against whom an action has been brought or is threatened, for any amount for which that person is liable under a judgment and for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person defending or settling such action.

               Subject to prior OTS review, the OTS rules and regulations require the Bank to indemnify the director, officer or employee if (a) a final judgment on the merits is in his favor, or (b) in the case of (i) settlement,
(ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances, and for a purpose he could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders.

               The officers and directors of the Bank are covered by directors' and officers' insurance insuring them against any liability they may incur in their capacities as such, subject to 12 C.F.R. 545.121 of the rules and regulations of the OTS.

               Pursuant to Section __ of the Form of Underwriting Agreement, which is attached as Exhibit 1.1 hereto, the Underwriters will agree to indemnify the Bank and its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Bank by the Underwriters that appear in the Registration Statement or the Prospectus.

Item 16. Exhibits.

      *1.1       --   Form of Underwriting Agreement - Notes.

      *1.2       --   Form of Underwriting Agreement - Certificates.

      *4.1       --   Form of Indenture between the Trust and the Indenture
                       Trustee.

      *4.2       --   Form of Indenture between the Registrant and the
                       Indenture Trustee.

      *4.3       --   Form of Pooling and Servicing Agreement (Grantor/FASIT
                       Trust).

      *4.4       --   Form of Pooling and Servicing Agreement (Master Trust).

      *5.1       --   Opinion of Dewey Ballantine with respect to validity.

      *8.1       --   Opinion of Dewey Ballantine with respect to tax matters.

      *10.1      --   Form of Receivables Acquisition Agreement.

      *23.1      --   Consents of Dewey Ballantine are included in its opinions
                      filed as Exhibits 5.1 and 8.1 hereto.

      *25.1      --   Statement of Trustee's Eligibility on Form T-1.

      *99.1      --   Form of Prospectus Supplement - Certificates and Notes.

      *99.2      --   Form of Prospectus Supplement - Notes.

      *99.3      --   Form of Prospectus Supplement - Certificates.

      *99.4      --   Form of Prospectus Supplement - Master Trust.

* To be filed by Amendment.

Item 17. Undertakings.

        A.     Undertaking in respect of indemnification

               Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

         B.    Undertaking pursuant to Rule 415.

               The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.        Undertaking pursuant to Rule 430A.

               The Registrant hereby undertakes:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chevy Chase, State of Maryland on February 12, 1997.

                            Chevy Chase Bank, F.S.B
                              as Originator of the Trusts and Registrant
                            By  /s/ B. Francis Saul II
                                -----------------------------
                                B. Francis Saul II
                                Chairman of the Board
                                (Principal Executive Officer)



               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Halpin, Jr. and Alexander R.
M. Boyle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including posteffective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed on February 12, 1997 below by the following persons in the capacities indicated.

         Signature                        Title
         ---------                        -----

/s/ Alexander R.M. Boyle     Vice Chairman of the Board
---------------------------
     Alexander R.M. Boyle


                             Director
---------------------------
     Vincent C. Burke, Jr.


                             Director
---------------------------
     Donald G. Conrad

/s/ Gavin Malloy Farr        Director
---------------------------
     Gavin Malloy Farr

/s/ Joel A. Friedman         Senior Vice President and
---------------------------  Controller
     Joel A. Friedman        (Principal Accounting Officer)


                             Director
---------------------------
     Gilbert M. Grosvenor


/s/ Stephen R. Halpin, Jr.   Executive Vice President
---------------------------  (Principal Financial Officer)
     Stephen R. Halpin, Jr.


/s/ Penne Percy Korth        Director
---------------------------
     Penne Percy Korth


                             Director
---------------------------
     LaSalle D. Leffall

/s/ William F. McSweeny      Director
---------------------------
     William F. McSweeny


/s/ Garland P. Moore, Jr.    Director
---------------------------
     Garland P. Moore, Jr.


                             Director
---------------------------
     George M. Rogers, Jr.


/s/ B. Francis Saul II       Chairman of the Board
---------------------------  (Principal Executive Officer)
     B. Francis Saul II


/s/ Leonard L. Silverstein   Director
---------------------------
     Leonard L. Silverstein